Patterson Palmer Hunt Murphy
                                10 Church Street
                                   PO Box 1068
                           Truro, Nova Scotia, B2N 5B9
                               Tel: (902) 897-2000
                               Fax: (902) 893-3071

                                                              ___________, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      Canada Southern Petroleum Ltd.;
         Registration Statement on Form S-1;

Ladies and Gentlemen:

We have acted as counsel to Canada Southern Petroleum Ltd., a Nova Scotia corporation (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") registering an estimated [__________]Limited Voting Shares, par value $1.00 (Canadian) per share and [__________] rights to purchase Limited Voting Shares (the "Rights"). The Company has asked us to furnish you with our opinion as to the matters hereinafter set forth in support of the Registration Statement.

         In rendering this opinion, we have reviewed originals or copies, certified or otherwise, authenticated to our satisfaction, of the Memorandum of Association, Articles of Association (Bylaws) and such records of the corporate proceedings of the Company, as well as such other documents as we have deemed necessary. As to various questions of the fact material to our opinion, we have relied upon statements of fact contained in the documents we have examined or made to us by officers of the Company, who by reason of their positions would be expected to have knowledge of such facts. In addition, we have reviewed such provisions of law and have made such other and further investigations as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based upon and subject to the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the estimated [__________] Limited Voting Shares and [__________] Rights which may be issued and sold by the Company as described in the Registration Statement and the Prospectus comprising a part thereof will be validly issued fully paid and nonassessable LV Shares and Rights of the Company.

                                  Yours truly,

                                   PATTERSON PALMER HUNT MURPHY

                                   --------------------------------------------
                                   Per:  George L. White, A Partner of the Firm